Prudential Jennison Mid-Cap Growth Fund, Inc.
Annual period ending 8/31/2017
File No. 333-11785

SUB-ITEM 77-I
Terms of New or Amended Securities


PRUDENTIAL JENNISON MID-CAP GROWTH FUND, INC.

ARTICLES SUPPLEMENTARY

      Prudential Jennison Mid-Cap Growth Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

            (a) 100,000,000 authorized but unissued shares of Class T Common Stock as 100,000,000 additional shares of Class Z
Common Stock;

            (b) 100,000,000 authorized but unissued shares of Class T Common Stock as 100,000,000 shares of Class R2 Common
Stock; and

            (c) 100,000,000 authorized but unissued shares of Class T Common Stock as 100,000,000 shares of Class R4 Common
Stock.

Each class of Common Stock, $0.001 par value per share (the "Common Stock"), of the Corporation classified as set forth above shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of Common Stock as set forth in the Charter.

      SECOND: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $2,000,000, classified and designated as follows:

                           Class A Common Stock     345,000,000
                  Class B Common Stock         5,000,000
                  Class C Common Stock          25,000,000
                  Class Q Common Stock             400,000,000
                  Class R Common Stock            125,000,000
                  Class Z Common Stock           700,000,000
                  Class T Common Stock  400,000,000

      THIRD: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 2,000,000,000 shares, $0.001 par value per share, having an aggregate par value of $2,000,000, classified and designated as follows:

                           Class A Common Stock         345,000,000
                  Class B Common Stock            5,000,000
                  Class C Common Stock           25,000,000
                  Class Q Common Stock             400,000,000
                  Class R Common Stock              125,000,000
                  Class Z Common Stock           800,000,000
                  Class T Common Stock  100,000,000
                  Class R2 Common Stock  100,000,000
                  Class R4 Common Stock  100,000,000
      FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
      FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]



            IN WITNESS WHEREOF, Prudential Jennison Mid-Cap Growth Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on this 14th day of September, 2017.

ATTEST: PRUDENTIAL JENNISON MID-CAP GROWTH FUND, INC.
/s/Jonathan Shain         By: /s/Scott Benjamin
Name: Jonathan Shain   Name: Scott Benjamin
Title: Assistant Secretary   Title: Vice President